UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026 (May 18, 2026)

Veea Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40218	98-1577353
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 E. 83rd Street

New York, NY 10028

(212) 535-6050

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	VEEA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	VEEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

White Lion Private Placement

As previously reported on a Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 20, 2026, on January 14, 2026, Veea Inc. (the “Company”) and White Lion Capital, LLC (“White Lion”) entered into a Note Purchase Agreement dated January 14, 2026 (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the Company agreed to issue, and White Lion agreed to purchase, at one or more closings, on the terms and conditions contained in the Note Purchase Agreement, certain convertible promissory notes in an aggregate funded amount of up to $2,500,000 (the “White Lion Notes”) and certain warrants issued or issuable to White Lion by the Company (the “White Lion Warrant”) to purchase shares of common stock.

The first closing occurred on January 14, 2026 (the “White Lion Private Placement First Closing”) at which the Company issued, and White Lion purchased, a White Lion Note with a face amount of $555,556 (the “First White Lion Note”) and a White Lion Warrant to purchase up to 990,099 shares of common stock, which equals the product of $500,000 divided by $0.505, the closing price of the common stock on January 14, 2026 (the “First White Lion Warrant”). At the White Lion Private Placement First Closing, the Company received cash proceeds of $475,000, net of original issuance discount and certain transaction expenses. On April 16, 2026, the Company and White Lion consummated the second closing pursuant to the Note Purchase Agreement (the “White Lion Private Placement Second Closing”), and the Company issued, and White Lion purchased, an additional White Lion Note with a face amount of $555,556 (the “Second White Lion Note”) and an additional White Lion Warrant to purchase up to 734,214 shares of common stock, which equals the product of $500,000 divided by $0.6806, the closing price of the common stock on April 16, 2026 (the “Second White Lion Warrant”). The Second White Lion Note and the Second White Lion Warrant contain provisions similar to those in the First White Lion Note and First White Lion Warrant, respectively, except for the number of shares available for exercise and the exercise price under the Second White Lion Warrant. At the White Lion Private Placement Second Closing, the Company received cash proceeds of $500,000, net of original issuance discount and certain transaction expenses.

On May 18, 2026, the Company and White Lion consummated the third closing pursuant to the Note Purchase Agreement (the “White Lion Private Placement Third Closing”). In connection with the White Lion Private Placement Third Closing, the Company issued, and White Lion purchased, an additional White Lion Note with a face amount of $555,556 (the “Third White Lion Note”) and an additional White Lion Warrant to purchase up to 888,509 shares of common stock, which equals the product of $500,000 divided by $0.563, the closing price of the common stock on May 15, 2026 (the “Third White Lion Warrant”). The Third White Lion Note and the Third White Lion Warrant contain provisions similar to those in the First White Lion Note and First White Lion Warrant, respectively, except for the number of shares available for exercise and the exercise price under the Third White Lion Warrant. At the White Lion Private Placement Third Closing, the Company received cash proceeds of $500,000, net of original issuance discount and certain transaction expenses.

Item 8.01 Other Events.

Secured Term Loans

As previously reported on a Form 8-K filed with the Commission on February 23, 2026, on February 17, 2026, VeeaSystems Inc. a Delaware corporation and wholly owned subsidiary of the Company (“VeeaSystems”), entered into a Loan Agreement (the “Secured Term Loan Agreement”) with Pasadena Private Lending, Inc. (the “Secured Lender”), pursuant to which the Secured Lender agreed to extend, on the terms provided in the Secured Term Loan Agreement, a secured term loan facility in an aggregate principal amount of up to $10,550,000. The initial loan amount of $5,500,000 (the “Initial Term Loan Amount”) was borrowed by VeeaSystems on February 17, 2026 (the “Initial Secured Loan Closing Date”) and is evidenced by a promissory note, dated the Initial Secured Loan Closing Date (the “First Secured Term Loan Note”). The Initial Term Loan Amount matures on the fifth anniversary of the Initial Secured Loan Closing Date and bears interest at a rate per annum equal to the prime rate (subject to a floor of 5.75%) plus an applicable margin of 4.50% (subject to certain adjustments). Interest is payable monthly in arrears. Principal is payable in monthly installments of $58,000 commencing March 17, 2027, with any remaining outstanding principal and accrued interest due at maturity.

On May 19, 2026, the first additional loan amount of $2,500,000 was borrowed by VeeaSystems pursuant to the Secured Term Loan Agreement.

Exhibit Number	Exhibit
4.1	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.02 to the Form 8-K filed with the Commission on January 20, 2026)
4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Form 8-K filed with the Commission on January 20, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veea Inc.

Date: May 22, 2026	By:	/s/ Allen Salmasi
	Name:	Allen Salmasi
	Title:	Chief Executive Officer

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